                                 LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement") is entered into as of August 14, 1998 (the "Effective Date"), by and between GATEFIELD CORPORATION, a Delaware corporation with offices at 47100 Bayside Parkway, Fremont, California 94538 ("LICENSOR"), and ACTEL CORPORATION, a California corporation with offices at 955 East Arques Avenue, Sunnyvale, California 94086 ("LICENSEE").


                                     AGREEMENT

1.   DEFINITIONS.  As used in this Agreement:

     "EXECUTABLE CODE" means the fully compiled version of a software program that can be executed by a computer and used by an end user without further compilation.

     "LICENSED PRODUCTS" means the Distribution Products and any New Product family and Next Generation products developed by Licensee pursuant to this Agreement.

     "LICENSE FEE" means One Million Dollars ($1,000,000).

     "LICENSED SOFTWARE" means the Distribution Product Software and including any modifications, enhancements, or derivative works thereof created by Licensee pursuant to this Agreement.

     "PRODUCT MARKETING AGREEMENT" means the Product Marketing Agreement of even date herewith executed by and between Licensor and Licensee.

     "RELEASE EVENT" means (a) a Bad Faith Breach by Licensor under the Product Marketing Agreement or (b) Licensor is not capable of producing Licensed Products and is not engaging in commercially reasonable efforts to attempt to supply Licensed Products to Licensor or (c) Licensor refuses to supply Licensed Products to Licensor in accordance with the Product Marketing Agreement.

     "SOURCE CODE" means the human-readable version of a software program that can be compiled into Executable Code.

     Unless otherwise defined herein, capitalized terms are used herein as defined in the Product Marketing Agreement.

2. LICENSE GRANT. Subject to the terms and conditions of this Agreement and in consideration of the License Fee, the receipt of which Licensor hereby acknowledges, Licensor hereby grants to Licensee the following rights and licenses under all GateField Intellectual Property Rights:

     2.1 LICENSED PRODUCTS. A fully-paid, non-exclusive, non-transferable (except in connection with a Change in Ownership), worldwide license to (a) make, have made, import, and


                                       1.

use Licensed Products, (b) offer for sale and sell Licensed Products, and (c) design and develop New Product and Next Generation products.

     2.2 LICENSED SOFTWARE. A limited, fully-paid, non-exclusive, non-transferable (except in connection with a Change in Ownership), worldwide license to (a) reproduce, have reproduced, import, and use the Licensed Software in Executable Code form, (b) offer for sale and sell the Licensed Software in Executable Code form, and (c) modify, enhance, and create derivative works of the Licensed Software.

3.   COVENANTS

     3.1 ESCROW. Licensor covenants and agrees to enter into an escrow agreement substantially in the form set forth in EXHIBIT A ("Escrow Agreement") with Licensee and an independent escrow agent, which shall provide for access by Licensee to the source code of the Licensed Software and the database and test tapes of the Licensed Products upon the occurrence of a Release Event. Under such Escrow Agreement, Licensor will agree to deposit source code of the Licensed Software and the database and test tapes of the Licensed Products and related materials, and periodic updates thereto, into the account maintained by such escrow agent. Licensee agrees to be responsible for any escrow fees payable to maintain such escrow account.

     3.2 MANUFACTURING AND REPRODUCTION. Licensee covenants and agrees that, until the occurrence of a Release Event, it will exercise its rights pursuant to Sections 2.1(a) and 2.2(a) exclusively pursuant to the Product Marketing Agreement.

     3.3 DEVELOPMENT. Licensee covenants and agrees that, until the occurrence of a Release Event, it will not exercise its rights pursuant to Sections 2.1(c) and 2.2(c) of this Agreement. Licensee further covenants and agrees that its rights pursuant to Section 2.1(c) of this Agreement will be limited to the development of one New Product family, if a New Product had not already been supplied to Licensee by Licensor under the Product Marketing Agreement upon the occurrence of a Release Event, and to Next Generations of such New Product family (if applicable) and Licensed Products that had already been supplied to Licensee by Licensor under the Product Marketing Agreement upon the occurrence of a Release Event.

     3.4 RESTRICTIONS ON USE. Licensee acknowledges Licensor's claim that the Licensed Products and Licensed Software and their structure, organization and Source Code constitute valuable trade secrets of Licensor and its suppliers. Accordingly, Licensee agrees that, prior to the occurrence of a Release Event, it will not (a) modify, adapt, alter, translate, or create derivative works from the Licensed Product or Licensed Software; (b) merge the Licensed Products or Licensed Software with other software, except that Licensee may integrate the Licensed Software with its own software and software licensed from third parties; (c) reverse engineer, decompile, disassemble, or otherwise attempt to derive the Source Code for the Licensed Products or Licensed Software for the purpose of manufacturing, replicating, or developing similar products; or (d) otherwise use or copy the Licensed Products or Licensed Software except as expressly allowed under Section 2. Licensee further agrees that, following the occurrence of a Release Event, it will engage in the activities described in the foregoing sentence only for the purpose of exercising its rights under Sections 2 and 3.3.


                                       2.

4. LICENSE FEE. The License Fee excludes all applicable sales, use and other taxes and all applicable export and import fees, customs duties and similar charges, and Licensee will be responsible for payment of all such taxes (other than taxes based on Licensor's income), fees, duties and charges, and any related penalties and interest, arising from the payment of the License Fee.

5. WARRANTIES. LICENSOR MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE LICENSED PRODUCTS OR LICENSED SOFTWARE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. LICENSEE ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES IN THIS AGREEMENT AND THAT NO WARRANTIES ARE MADE BY ANY OF LICENSOR'S SUPPLIERS.

6. LIMITATION OF LIABILITY. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA AND LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT. LICENSOR'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE LICENSED PRODUCTS OR LICENSED SOFTWARE, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED THE AMOUNT OF LICENSE FEE PAID TO LICENSOR HEREUNDER. LICENSEE ACKNOWLEDGES THAT THE LICENSE FEE REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT LICENSOR WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY. IN ADDITION, LICENSEE DISCLAIMS ALL LIABILITY OF ANY KIND OF LICENSOR'S SUPPLIERS.

7.   TERM AND TERMINATION

     7.1 TERM. The term of this Agreement will begin on the Effective Date and will continue for seven (7) years unless terminated pursuant to SECTION 7.2.

     7.2 TERMINATION. Licensee may terminate this Agreement at any time, with or without cause, upon written notice to Licensor. Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, if Licensee breaches any provision of this Agreement such breach remains uncured at the end of any applicable cure period. The provisions of
Section 12 of the Product Marketing Agreement are incorporated herein by this reference, and such provision shall apply to any breaches of this Agreement. This Agreement shall automatically terminate upon termination of the Product Marketing Agreement (a) by mutual agreement or (b) pursuant to Section 12.3.2 of the Product Marketing Agreement as a result of a breach by Licensee.

     7.3 EFFECTS OF TERMINATION. Upon expiration or termination of this Agreement for any reason, all licensed rights granted in this Agreement will immediately cease to exist. Notwithstanding the foregoing, if (a) this Agreement does not terminate pursuant to Section 7.2(a) or pursuant to
Section 7.2(b) as a result of a Bad Faith Breach by Licensee and


                                       3.

(b) a Release Event has occurred prior to the termination of this Agreement, Licensee shall have a perpetual, fully-paid, non-exclusive right and license under all GateField Intellectual Property Rights to (i) make, have made, import, use, offer for sale, and sell all Licensed Products that Actel sells, offers for sale, or samples on or before the termination of this Agreement, and (ii) reproduce, have reproduced, import, use, offer for sale, and sell in Executable Code form all Licensed Software that Actel licenses, offers for license, or delivers to customers in beta form on or before the termination of this Agreement.

     7.4 SURVIVAL. Sections 1 ("Definitions"), 3.4 ("Restrictions on Use"), 5 ("Limitation of Liability"), 6.3 ("Effects of Termination"), and 7 ("General") will survive expiration or termination of this Agreement for any reason.

8.   GENERAL

     8.1 PROPRIETARY RIGHTS. The Licensed Software, and all worldwide Intellectual Property Rights therein, are the exclusive property of Licensor and its suppliers. All rights in and to the Licensed Software not expressly granted to Licensee in this Agreement are reserved by Licensor and its suppliers. Licensee will not remove, alter, or obscure any proprietary notices (including copyright notices) of Licensor on the Licensed Software or the Licensed Products.

     8.2 COMPLIANCE WITH LAWS. Licensee will comply with all applicable export and import control laws and regulations in its use of the Licensed Products and Licensed Software and, in particular, Licensee will not export or re-export the Licensed Products or Licensed Software without all required United States and foreign government licenses. Licensee will defend, indemnify and hold harmless Licensor from and against any violation of such laws or regulations by Licensee or any of its agents, officers, directors, or employees.

     8.3 INSPECTIONS. Licensee will permit Licensor or its representatives to review Licensee's relevant records and inspect Licensee's facilities to ensure compliance with this Agreement. Licensor will give Licensee at least ten (10) days advance notice of any such inspection and will conduct the same during normal business hours in a manner that does not unreasonably interfere with Licensee's normal operations.

     8.4 ASSIGNMENTS. Licensee may not assign or transfer, by operation of law or otherwise, any of its rights under this Agreement (including its licenses with respect to the Licensed Products or Licensed Software) to any third party without Licensor's prior written consent except in connection with a Change in Ownership. Any attempted assignment or transfer in violation of the foregoing will be void.

     8.5 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement are and shall be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.


                                       4.

     8.6 NOTICES. All notices, consents and approvals under this Agreement must be delivered in writing by courier, by electronic facsimile (fax), or by certified or registered mail, (postage prepaid and return receipt requested) to the other party at the address set forth beneath such party's signature, and will be effective upon receipt or three (3) business days after being deposited in the mail as required above, whichever occurs sooner. Either party may change its address by giving notice of the new address to the other party.

     8.7 GOVERNING LAW AND VENUE. This Agreement will be governed by the laws of the State of California as such laws apply to contracts between California residents performed entirely within California. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement. Any action or proceeding arising from or relating to this Agreement must be brought in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

     8.8 REMEDIES. Except as provided in SECTIONS 5 AND 6, the parties' rights and remedies under this Agreement are cumulative. Licensee acknowledges that the Licensed Products and Licensed Software contain valuable trade secrets and proprietary information of Licensor, that any actual or threatened breach of SECTION 3 will constitute immediate, irreparable harm to Licensor for which monetary damages would be an inadequate remedy, and that injunctive relief is an appropriate remedy for such breach. If any legal action is brought to enforce this Agreement, the prevailing party will be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive.

     8.9 WAIVERS. All waivers must be in writing. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

     8.10 SEVERABILITY. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect. Without limiting the generality of the foregoing, Licensee agrees that SECTION 6 will remain in effect notwithstanding the unenforceability of any provision in
SECTION 3.

     8.11 CONFIDENTIALITY OF AGREEMENT. Neither party will disclose any terms of this Agreement to anyone other than its attorneys, accountants and other professional advisors except (a) as required by law or (b) pursuant to a mutually agreeable press (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party).

     8.12 CONSTRUCTION. The headings of Sections of this Agreement are for convenience and are not to be used in interpreting this Agreement. As used in this Agreement, the word "including" means "including but not limited to".

     8.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.


                                       5.

     8.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral. This Agreement may be amended only by a written document signed by both parties. The terms on any purchase order or similar document submitted by Licensee to Licensor will have no effect.


                                       6.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:                          LICENSEE:

GATEFIELD CORPORATION              ACTEL CORPORATION
By: /s/ James R. Fiebiger          By: /s/ John East
    --------------------------         --------------------------
Name: James R. Fiebiger            Name: John East
      ------------------------           ------------------------

Title: Chief Executive Officer     Title: President and CEO
       -----------------------            -----------------------

Address for Notice:                Address for Notice:

------------------------------     ------------------------------

------------------------------     ------------------------------

Attn: ------------------------     Attn: ------------------------

Fax: -------------------------     Fax: -------------------------


                                       6.